UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 30, 2007

SERACARE LIFE SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-33045	33-0056054

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

375 West Street, West Bridgewater, MA 02379
(Address of Principal Executive Offices) (Zip Code)
(508) 580-1900
Registrant’s Telephone Number, Including Area Code
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Contract, dated September 30, 2007
EX-99.1 Press Release of SeraCare Life Sciences, Inc. dated October 3, 2007

ITEM 1.01. Entry into a Material Definitive Agreement.
On September 30, 2007, SeraCare Life Sciences, Inc. entered into a seven-year contract valued at $23.7 million to provide management and oversight of disease-study specimens for the National Institute of Allergy and Infectious Diseases (NIAID) Division of AIDS (DAIDS). NIAID is a component of the National Institutes of Health (NIH), an agency of the U.S. Department of Health and Human Services.
Under the terms of the contract, SeraCare will provide accurate and safe cataloging, processing, labeling, storage and dispersal of specimens for DAIDS. In addition, SeraCare will also provide technical support and training to NIH collaborators and investigators on issues related to specimen processing and handling.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit 10.1	Contract No. HHSN272200700060C among Office of Acquisitions, DEA, National Institute of Allergy and Infections Diseases, National Institute of Health, DHHS and SeraCare Life Sciences, Inc. dated September 30, 2007.

Exhibit 99.1	Press Release of SeraCare Life Sciences, Inc. dated October 3, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

/s/ Gregory A. Gould

Gregory A. Gould,
Chief Financial Officer
Dated: October 3, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Contract No. HHSN272200700060C among Office of Acquisitions, DEA, National Institute of Allergy and Infections Diseases, National Institute of Health, DHHS and SeraCare Life Sciences, Inc. dated September 30, 2007.

99.1	Press Release of SeraCare Life Sciences, Inc. dated October 3, 2007.